SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 27, 2010

DGI Resolution, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.03 Bankruptcy or Receivership

(b)           As previously reported, on November 16, 2009, DGI Resolution, Inc. (“DGIR”) filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (“the Bankruptcy Court”) under its prior name, deCODE genetics, Inc., and on January 21, 2010 it completed the sale of its Iceland-based subsidiary, deCODE genetics ehf (also known as Islensk erfdagreining) and its drug discovery and development programs to a private company.  Subsequently, DGIR filed the First Amended Chapter 11 Plan of Liquidation for DGIR (the “Plan”) and related disclosure statement with the Bankruptcy Court on April 5, 2010.

On May 27, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.  DGIR anticipates that the effective date of the Plan (the “Effective Date”) will be on or about June 10, 2010, provided certain conditions discussed below have been satisfied or waived.  The complete text of the Plan and the Confirmation Order are attached hereto as Exhibits 2.1 and 99.1, respectively, and the Plan is incorporated herein by reference.

Summary of Plan

The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court. The summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein have the meanings given to them in the Plan.

The Effective Date of the Plan will be the day each of the following conditions have been satisfied or waived: (i) fourteen (14) days have passed since the entry of the Confirmation Order; (ii) the Confirmation Order shall not be subject to any stay of effectiveness; and (iii) no request for revocation (if any) of the Confirmation Order shall be pending.

The Plan is a liquidating plan that provides, among other things, that (i) all, or substantially all, of DGIR’s assets will be transferred to a liquidating trust (the “Liquidating Trust”) for the benefit of DGIR’s creditors, (ii) the holders of Allowed Claims (the “Beneficial Holders”) will receive beneficial interests in the Liquidating Trust that will entitle them to receive distributions from the Liquidating Trust and (iii) all existing equity interests in DGIR will be terminated and holders of equity interests will receive no distribution under the Plan.

The Trustee of the Liquidating Trust will reduce the assets of DGIR’s estate to cash and distribute the cash first in full payment of any and all Administrative Claims and Priority Tax Claims.  The remaining balance of the available assets of the estate will be held in the Liquidating Trust and distributed to the other Beneficial Holders in accordance with the terms of the Plan.

Share Information

Immediately after the Effective Date, the Liquidating Trustee shall be authorized to take all actions reasonably necessary to dissolve DGIR under applicable laws.

Immediately prior to the confirmation of the Plan, DGIR had 1,150,000,000 authorized shares of common stock, $0.001 par value per share, of which 61,760,805 were issued and outstanding, and 6,716,666 authorized shares of preferred stock, $0.001 par value per share, none of which were issued or outstanding.  As a result of the Plan becoming effective, all of DGIR’s outstanding shares of common stock will be cancelled without consideration as of the Effective Date and have no value.  No shares are being reserved for future issuance in respect of claims and interests filed or allowed under the Plan; provided, however, the Liquidating Trustee will receive and hold one share of the common stock for the purpose of maintaining DGIR’s corporate existence pending dissolution.

Assets and Liabilities

In its most recent monthly operating report filed with the Bankruptcy Court on April 26, 2010, DGIR reported assets of $12,097,364 and liabilities of $236,570,424 as of March 31, 2010.

Additional Information regarding the Chapter 11 Case

Additional information regarding DGIR’s Chapter 11 Case is available at http://www.delclaims.com/caseinformation.html.  This link is provided for convenience only.  Such information shall not be deemed to be incorporated by reference herein.

Item 3.03 Material Modification to the Rights of Security Holders

Pursuant to the Plan, all outstanding equity interests of DGIR, including but not limited to all outstanding shares of common stock, options, warrants or contractual or other rights to acquire any equity interests, are cancelled and extinguished on the Effective Date.

Item 5.01 Changes in Control of Registrant

As of the Effective Date, following consummation of the Plan, the Liquidating Trustee will hold one share of DGIR common stock and the DGIR Liquidating Trust will hold all of the assets of DGIR for the purpose of winding down DGIR’s remaining affairs.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           As of the Effective Date, and as contemplated by the Plan, DGIR’s Board of Directors will be dissolved and its officers will be discharged. Accordingly, each of DGIR’s directors, James Beery, J. Neal Armstrong and Peter Goodfellow, and each of DGIR’s remaining officers, Kari Stefansson and Johann Hjartarson, will cease to be directors or officers of DGIR on the Effective Date.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	2.1	First Amended Chapter 11 Plan of Liquidation for DGI Resolution, Inc., as confirmed by the Bankruptcy Court on May 27, 2010

	99.1	Confirmation Order

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGI Resolution, Inc.

By:	/s/ KARI STEFANSSON
Kari Stefansson
President

Dated:  June 2, 2010